Exhibit 99(j)

[The following is the slide presentation given at four locations within the state of Iowa to Securities Brokers by Executive Officers of MidAmerican Energy Company on August 22, 1996.]


[Slide #1]

                               MIDAMERICAN ENERGY
                                     COMPANY

                       PRESENTATION TO FINANCIAL COMMUNITY

                                   AUGUST 1996

[MidAmerican Energy Logo]

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[Slide #2]


                           Forward-Looking Statements


                          From time to time during this
                           presentation, we will make
                           forward-looking statements.


     *        These statements may include:
              -       Cost reduction strategies and anticipated outcomes
              -       Pricing strategies
              -       Changes in utility industry
              -       Planned capital expenditures
              -       Financing needs and availability
              -       Future plans and strategies
              -       Anticipated events

     *        These statements are subject to risks and uncertainties
              -       Results could differ from those expressed in statements
     *        Some of these risks and uncertainties include:
              -       General economic conditions
              -       Competition factors
              -       Regulatory actions
              -       Potential weather effects on sales and revenue
              -       Others

[MidAmerican Energy Logo]

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[Slide #3]

                           MidAmerican Energy Company


*        Gas and electric utility with unregulated subsidiaries

*        Strategic intent is to be a regional energy and communications provider

* Serve over 630,000 electric customers and nearly 600,000 gas customers in Iowa, Illinois, South Dakota and Nebraska

[MidAmerican Energy Logo]

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[Slide #4]

                          MidAmerican's Proposed Merger
                               With IES Industries


* Exchange ratio of 2.346 MidAmerican shares for each IES share in a tax-free exchange

     -  Common Stock election available to all

* Cash election of $39 per IES share, subject to a maximum of 40% of outstanding shares

     -  If cash election is oversubscribed, cash will be prorated

* IES shareholders can elect cash or common stock for each share

[MidAmerican Energy Logo]

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[Slide #5]

Financial Considerations


* MidAmerican's proposal is compelling and demonstrably superior

     -    31% premium to IES market price (before announcement)

     -    6% premium to revised Wisconsin transaction

     -    25% higher dividend than the Wisconsin Transaction ($2.82
          vs. $2.25)

     -    Election to receive stock or cash

[MidAmerican Energy Logo]

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[Slide #6]

                             Pre-Offer Communication

August 1993                IES - IIGE discussion

August 1995                Verbal contact

October 1995               Written correspondence including
                            request to make proposal

November 1995              Wisconsin deal announced

[MidAmerican Energy Logo]

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[Slide #7]

                        Strategic Elements of Combination

*        Natural Fit
         -        System integration relatively seamless
         -        Joint ownership of 1,078 megawatts of generation
         -        No new regulatory jurisdictions
         -        Similar production costs and rates
         -        Contiguous and overlapping territory spans most of Iowa

[MidAmerican Energy Logo]

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[Slide #8]

                        Strategic Elements of Combination

                                    [GRAPHIC]

Geographical map of State of Iowa depicting MidAmerican Energy Service Area, IES Industries Service Area and Service Area Overlaps.

[MidAmerican Logo]

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[Slide #9]

                        Strategic Elements of Combination

* Synergy opportunities would benefit customers and shareholders alike

         -        Preliminary savings estimate $655 million over 10 years

[MidAmerican Energy Logo]

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[Slide #10]

                            Preliminary Cost Savings
                             1998 - 2007 Time Frame

[PIE CHART]

     Corporate/Administrative                $117M
     Purchasing Economics                    $86M
     System Optimization                     $132M
     Labor                                   $349M
      440 people - 7.6% of 5800 total

Estimated 10 year savings over $655 million*
* net of $29 million of costs to achieve savings

                                *       Virtually all operating cost savings
                                *       Based entirely on public information
                                * MidAmerican projected approximately $30 million annual O&M savings in its 1994
                                        merger   announcement.    Has   actually
                                        achieved   $50   million  in   estimated
                                        savings.
                                * Estimate is conservative - not out of line with other transactions
                                *       Over 90% O & M vs. capital

[MidAmerican Logo]

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[Slide #11]

                        Strategic Elements of Combination

*        Merged entity would have resources to focus on core business

         - Redeployment of non-strategic, unregulated assets which do not meet performance criteria

         - Proceeds from potential sale, if sufficient, may be used for non-utility investment, debt repayment or stock buy-back

[MidAmerican Energy Logo]

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[Slide #12]

                        Strategic Elements of Combination

* Combined company could more aggressively pursue strategy in a competitive environment

         - Natural linkage of telecommunication with electric products and services

         - Financial ability to develop and invest in products and services which complement the core business

         -        Low cost production status reduces competitive risks

[MidAmerican Energy Logo]

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[Slide #13]

                                   McLeod Inc.


*    Iowa based full service regional telecommunications company
* Management team from prior Telecom USA company. Sold to MCI in 1990 for $1.25 billion.
*    McLeod  IPO  @$20/share  in May,  1996.  Current  price  $28/share
*    Market capitalization of approximately $1.2 billion
*    Merged company will hold approximately 41% of total shares
*    Carrying value for MidAmerican is approximately $36M

[MidAmerican Energy Logo]

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[Slide #14]

                           Pro Forma Cash Flow Impact
                         ($ millions, except per share)

IES cash flow (latest twelve months 6/30/96)                   $206
Interest expense on new debt                                   (18)
Acquired cash flow                                             $188

MEC cash flow (latest 12 twelve months 6/30/96)                435
After-tax synergies to shareholders                            19
Combined cash flow                                             $642
Combined shares outstanding (million)                          142
Pro forma per share    -operating cash flow                    $4.51 per share
                       -dividend                               $1.20 per share

Notes:   Assumes 40% of total consideration is cash.
         Assumes $65 million synergies are split 50/50 between customers and shareholders. Based on after-tax cash flow from operations, exclusive of non-recurring items.

{MidAmerican Energy Logo]

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[Slide #15]

                              Unrecognized Value*1

Pro forma cash flow per share                              $4.51
Typical midwest utility multiple*2                        5-6 times
                                                           $22.54-$27.06

Pro forma McLeod holding                                   $497 million
Pro forma shares outstanding (million)                     142
         Pro forma McLeod holdings per share               $3.49

Total implied value per share                              $26.03  - 30.55

*1 Based upon free cash flow and pro forma holding valuation methods, two methods of valuation readily recognized in the financial community.

*2 Example based on cash          Examples: Illinova             5.1x
   flow for the 12 months                   Western Resources    5.0x
   ended March 31, 1996                     NIPSCO               5.8x

[MidAmerican Energy Logo]

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[Slide #16]

                      Merger Timing - Regulatory Realities

*    Strong MEC track record of rapid merger approval
*    Easier application process
     -    No Wisconsin or Minnesota approvals required
     -    Merger climate good in Iowa
     -    Avoid Registered Holding Company issue
*    Fully integrated system

[MidAmerican Energy Log]

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[Slide #17]

                           345 kV Transmission System

                                    [GRAPHIC]

Geographical map of Iowa and parts of neighboring States showing MidAmerican's 345 kV transmission system in comparison with IES', Interstate's and other transmission systems within Iowa and such States.

[MidAmerican Logo]

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[Slide #18]

                           MEC-IES Merger Transaction

* Unique strategic and operational fit
* Substantial opportunity for synergies
* Financially  compelling offer for shareholders
* Ability to quickly consummate a combination
* Creates powerful regional provider of energy and communications products and services
* Everybody wins:  shareholders, customers and employees

{MidAmerican Energy Logo]

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[Slide #19]

                   This is a unique strategic opportunity for
                                  MidAmerican.

                            Our resolve is absolute.

[MidAmerican Energy Logo]

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[Slide #20]

                                    QUESTIONS

[MidAmerican Energy Logo]